Exhibit 23

Consent of Independent Accounting Firm

To:	The Members of
Expedited Logistics and Freight Services, LLC and Affiliates
Houston, Texas

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-222791 and 333-253400) of Janel Corporation of our report dated April 30, 2021 relating to the combined financial statements of Expedited Logistics and Freight Services, LLC and Affiliates for the years ended December 31, 2020 and 2019 appearing in this Current Report on Form 8-K/A of Janel Corporation.

Houston, Texas

November 2, 2021